EXHIBIT 3.1
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                            RESTATED CERTIFICATE

                                       OF

                                  INCORPORATION

                                       OF

                                  NESTOR, INC.

     FIRST: The name of the corporation is

                                  NESTOR, INC.

     SECOND:  The registered  office of the  corporation is to be located at 306

South State Street, in the City of Dover, in the County of Kent, in the State of

Delaware.  The name of its registered agent at that address is the United States

Corporation Company.

     THIRD:  The  purpose of the  corporation  is to engage in any lawful act or activity for which a corporation may be organized under the General  Corporation

Law of Delaware.

     Without  limiting in any manner the scope and  generality of the foregoing,

it is hereby  provided that the corporation  shall have the following  purposes,

objects and powers:

          To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever, and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

          To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.
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          To borrow  money,  and to make and  issue  notes,  bonds,  debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contacts of every kind and description, including contracts or guaranty and suretyship.

          To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

          To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in a real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

          To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of he United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

          To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

          To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

          To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law;

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     to  aid in  any  manner  any  corporation  whose  stocks,  bonds  or  other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds, or other obligations; and while owner of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

          The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Colombia, and in all or any foreign countries.

          The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws..

          FOURTH:  The total  number of  shares of stock  which the  Corporation shall have  authority to issues is Twenty  Million  (20,000,000)  shares of

     Common Stock, par value $.01 per share (hereinafter  called "Common Stock")

     and Ten Million (10,000,000) shares of Preferred Stock, par value $1.00 per share (hereinafter  called "Preferred  Stock").  The Preferred Stock may be issued  from  time to time in  series  and  shall  be so  designated  as to distinguish  the shares  thereof from the shares of all other  series.  All shares of Preferred Stock shall be identical except as expressly determined


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     by the board of directors pursuant to this Article.  The board of directors is vested with  authority to establish  and  designate  series,  to fix the number of shares therein, and before issuance of any shares of a particular series,  to fix the variations  and the relative  rights,  preferences  and

     limitations  as  between  series  including  the  dividend  rate,   whether

     dividends  shall be cumulative  and if so from which date or dates,  voting rights, liquidation rights, the redemption price or prices, if any, and the terms and conditions of the redemption, any sinking fund provisions for the redemption  or  purchase  of the  shares of the  series,  and the terms and conditions on which the shares are convertible, if they are convertible.

          Pursuant  to the  authority  conferred  by this  Article  FOURTH,  the following  series of  Preferred  Stock  has been  designated,  such  series consisting of such number of shares,  with such voting powers and with such designations,  preferences and relative,  participating,  optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and  expressed  in  Exhibit A attached  hereto and  incorporated herein by reference:

          Exhibit A: Series B Convertible Preferred Stock

          FIFTH: The following provisions are inserted for the management of the business  and for the  conduct of the affairs of the  corporation,  and for further  definition,  limitation  and  regulation  of  the  powers  of  the corporation and of its directors and stockholders:

          (1) The number of directors of the  corporation  shall be such as from time to time shall be fixed by, or in the manner  provided in the  by-laws.

     Election of directors need not be by ballot unless the by-laws so provide.

          (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, change, add to or repeal the by-laws of the  corporation;  to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition  of any  surplus or net  profits;  and to fix the times for the declaration and payment of dividends.

          (3) The directors in their  discretion  may submit any contract or act for approval or ratification  at any annual meeting of the  stockholders or at any meeting of the  stockholders  called for the purpose of  considering any such act or contract, and any contract or act that shall be approved or be  ratified  by the vote of the  holders of a majority of the stock of the corporation  which is represented in person or by proxy at such meeting and entitled to vote thereat  (provided that a lawful quorum of stockholders be there  represented  in person or by proxy) shall be as valid and as binding upon the  corporation  and upon all the  stockholders as though it had been approved or ratified by every  stockholder of the  corporation,  whether or not the contract or act would  otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In  addition  to the powers  and  authorities  hereinbefore  or by statute  expressly  conferred upon them, the directors are hereby empowered to  exercise  all such  powers  and do all such  acts and  things as may be exercised  or  done  by  the  corporation;  subject,  nevertheless,  to the provisions  of the statutes of Delaware,  of this  certificate,  and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall  invalidate  any prior act of the directors  which would have been valid if such by-law had not been made.

          SIXTH: The corporation  shall, to the full extent permitted by Section

     145 of the Delaware General  Corporation Law, as amended from time to time,

     indemnify all persons whom it may indemnify pursuant thereto.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation  and its  creditors  or any class of them and/or  between  this


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     corporation  and its  stockholders  or any  class  of  them,  any  court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this  corporation  or of any  creditor  or  stockholder thereof or on the  application  of any receiver or receivers  appointed for this  corporation  under the  provisions  of Section  291 of Title 8 of the

     Delaware Code or on the  application  of trustees in  dissolution or of any receiver or receivers  appointed for this corporation  under the provisions of  Section  279 of Title 8 of the  Delaware  Code,  order a meeting of the creditors  or  class  of  creditors,  and/or  of the  stockholders  of this corporation,  as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing  three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of  stockholders  of this  corporation,  as the case  may be,  agree to any compromise or arrangement and to any  reorganization of this corporation as consequence  of such  compromise  or  arrangement,  the said  compromise or arrangement and the said  reorganization  shall, if sanctioned by the court to which  the  said  application  has  been  made,  be  binding  on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders,  of this  corporation,  as the case may be,  and also on this corporation.

          EIGHTH: The corporation  reserves the right to amend, alter, change or repeal any provision  contained in this certificate of incorporation in the manner  now or  hereafter  prescribed  by law,  and all  rights  and powers conferred  herein on  stockholders,  directors  and officers are subject to this reserved power.

          NINTH:  No Director shall be personally  liable to the  corporation or any  stockholder  for  monetary  damage for breach of  fiduciary  duty as a director,  except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware  Code  (relating to the

     Delaware General Corporation Law) or an amendments thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other  requirements for such liability,  he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good  faith or, in  failing  to act,  shall not have acted in good faith, (iii) shall have acted in a manner involving intentional  misconduct or a knowing  violation of law or, in failing to act, shall have acted in a manner involving  intentional  misconduct or a knowing  violation of law or

     (iv) shall have derived an improper personal benefit. Neither the amendment nor  repeal of this  Article,  nor the  adoption  of any  provision  of the

     certificate  of  incorporation   inconsistent  with  this  Article,   shall

     eliminate  or reduce  the  effect of this  Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise,  prior to such  amendment,  repeal or adoption of an inconsistent provision.

          IN WITNESS WHEREOF,  this Restated  Certificate of which only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented,

     there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, and it having been duly adopted by the  Corporation's  Board of Directors in accordance with Section 245 of the  Delaware  General  Corporation  Law,  has  been  executed  by its duly authorized officer this 29th day of March, 2004.

                                   NESTOR, INC.



                                   By:  /s/ Nigel P. Hebborn
                                        --------------------------------------
                                        Name:  Nigel P. Hebborn
                                        Title: Chief Financial Officer

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                                    EXHIBIT A
                                    ---------


                       Designation, Rights And Preferences
                   of the Series B Convertible Preferred Stock
                         $1.00 Par Value Of Nestor, Inc.

          The voting powers, preferences and rights of the Series B Preferred Stock of the Corporation ("Series B Convertible Preferred") are as follows:

          1. DESIGNATION AND AMOUNT. The number of shares constituting the series designated as Series B Convertible Preferred shall be 3,000,000.

          2. DIVIDENDS. The holders of the Series B Convertible Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, dividends (or other distributions) equal to the amount of dividends (or other distributions) declared and paid on the number of shares or Common Stock, $.01 par value, of the Corporation ("Common Stock") into which such shares of the Series B Convertible Preferred may be converted.

          3. CONVERSION RIGHTS.

             (a) Subject to adjustment as provided for by this Section 3, each share of the Series B Convertible Preferred shall be convertible, at the option of the holder, at any time and from time to time, into one fully paid and nonassessable share of the Corporation's Common Stock.

             (b) In  order  to  convert  any  shares  of  Series  B  Convertible
Preferred into Common Stock, the holder shall give written notice to the Corporation setting forth the number of shares to be converted and accompanied by a certificate for the Series B Convertible Preferred to be converted (duly endorsed) to the Corporation, whereupon the holder shall be deemed to subscribe for the amount of Common Stock which the holder shall be entitled to receive upon conversion, and the Corporation shall be deemed to accept the shares of Series B Convertible Preferred being surrendered in full payment of the subscription price for the shares of Common Stock to be delivered upon conversion.

             (c) The Corporation, as soon an practicable, after notice of conversion and surrender of the certificate for the Series B Convertible Preferred being converted, shall deliver to the holder a certificate for the number of shares of Common Stock to which a holder is entitled. Conversion of the shares of Series B Convertible Preferred shall be deemed to have been made as of the date of surrender of the certificate for the Series B Convertible Preferred being converted, and the holder of such shares shall be treated for all purposes as the record holder of Common Stock as of that date.

             (d) The conversion provided for by section 3(a) shall be adjusted as follows:
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                 (i) If the Corporation  shall: (A) declare or pay a dividend or make any other  distribution  on its Common Stock in shares of its Common Stock;
(B) subdivide its outstanding  Common Stock into a greater number of shares;  or
(C) combine its outstanding Common Stock into a smaller number of shares, the conversion privilege in effect at the time of the record date of such a dividend, subdivision, or combination shall be adjusted so that the holder of the Series B Convertible Preferred surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which the holder would have been entitled to receive had the holder converted such shares of Series B Convertible Preferred immediately prior to the record date for the event giving rise to the adjustment.

                 (ii) If the Corporation shall consolidate or merge with or into any other corporation or other entity, or sell or transfer all or substantially all of its assets to any other entity or person, or effect a capital reorganization or reclassify its shares of Common Stock, then, and in each such case, adequate provision shall be made whereby each holder of the Series B Convertible Preferred then outstanding upon exercise of the conversion privilege shall be entitled to receive the kind and amount of securities, cash and other property which such holder would have been entitled to receive had the holder converted the Series B Convertible Preferred held immediately prior to any such consolidation, merger, sale, transfer, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of such holder of Series B Convertible Preferred to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or other property thereafter deliverable upon the exercise of such conversion privilege; and, as a condition of any such consolidation, merger, or conveyance, any corporation or entity shall become successor to the Corporation by reason of such consolidation, merger or conveyance shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares of stock, securities or other property or consideration as the holders of shares of the Series B Convertible Preferred Stock shall be entitled to receive pursuant to the provisions hereof. The foregoing provisions shall similarly apply to successive classifications, reclassifications, or other reorganizations and to successive consolidations, mergers, and conveyances of or by any such successor.

                 (iii) If, as a result of any  adjustment  made pursuant to this
Section 3(d), the holder of Series B Convertible Preferred shall become entitled to receive upon conversion any shares of capital stock of the Corporation other than shares of its Common Stock, the number of such other shares receivable upon conversion shall be adjusted from time to time in a manner consistent with the adjustment provided for by this Section 3.

                 (iv) Whenever any adjustment is required in the number of shares of Common Stock or other capital stock into which each share of Series B Convertible Preferred is convertible, the Corporation shall: (A) file with its stock record books a statement describing in reasonable detail the adjustment and the calculation used in determining that adjustment; and (B) deliver a copy of that statement to the holder of record of Series B Convertible Preferred.

             (e) The Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of the Series B Convertible Preferred, for issuance upon conversion of any other securities convertible into Common Stock, and for issuance upon exercise of any outstanding rights, warrants or options to purchase Common Stock. All shares of Common Stock issued upon the conversion of shares of Series B Convertible Preferred shall be validly issued and fully paid and nonassessable.

             (f) The Corporation shall pay any taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion.

          4. LIQUIDATION RIGHTS. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holder of shares of the Series B Convertible Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, the amount of $1.00 per share, plus an amount equal to all dividends on such shares accrued but unpaid, after the holders of any other stock ranking senior to the Series B Convertible Preferred upon liquidation, dissolution or winding up of the Corporation have received the preferential amount to which they are entitled and before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Series B Convertible Preferred upon liquidation, dissolution or winding up of the Corporation. For purposes of this
Section 4, the merger or consolidation of the Corporation with another entity, or the sale by the Corporation of any part of its assets to any other entity, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. If the assets of the Corporation available for distribution to the holders of shares of the Series B Convertible Preferred shall be insufficient to pay in full all amounts to which such holders are entitled, no distribution shall be made to holders of shares of any other class of stock of the Corporation ranking an a parity with the shares of the Series B Convertible Preferred upon liquidation, dissolution or winding up of the Corporation unless proportionate distributive amounts shall be paid to the holders of the shares of the Series B Convertible Preferred, ratably, in proportion to the full distributable amounts to which holders of all such other parity shares are entitled. After payment in full of the preferential amounts provided for in this
Section 4, the holders of the Series B Convertible Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. The holders of the Series B Convertible Preferred shall rank an a parity with the holders of the Series A Preferred of the Corporation upon the liquidation, dissolution or winding up of the Corporation subject to the provisions of this Section 4 and the Liquidation Rights of the holders of the Series A Preferred.

          5. VOTING RIGHTS. The holders of Series B Convertible Preferred shall be entitled to one (1) vote for each share of Common Stock into which the Series B Convertible Preferred shall be convertible as provided for by Section 3 hereof on all matters submitted to a vote of stockholders of the Company and shall be entitled and receive notice of meetings of stockholders of the Company and of stockholder consents; and the holders of the Series B Convertible Preferred shall have the same voting rights on a share for share basis as the holders of the Common Stock, and the holders of the Common Stock and Series B Convertible Preferred shall vote together as one class on all matters submitted to a vote of stockholders of the Company.